                FILED PURSUANT TO RULE 424(B)(3) AND RULE 424(C)
                      REGISTRATION STATEMENT NO. 333-58031




                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED JUNE 29, 1998)

                            -----------------------

     This Prospectus Supplement supplements the Prospectus dated June 29, 1998 (the "Prospectus") relating to the resale of up to 175,068 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Investors Financial Services Corp. (the "Company") by certain stockholders of the Company, which Prospectus was filed as part of the Company's Registration Statement on Form S-3 No. 333-58031.

                                ---------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IN CONNECTION WITH THE OFFERING MADE PURSUANT TO THE PROSPECTUS (AS SUPPLEMENTED HEREBY), AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES NOR ANY SALE OF SHARES OF COMMON STOCK COVERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT INFORMATION IN THE PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF (JUNE 29, 1998). THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES DO NOT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

                                ---------------

           The date of this Prospectus Supplement is April 29, 1999.

     In connection with that certain two-for-one stock split in the form of a 100% stock dividend (the "Share Dividend") of the Company that was paid on March 17, 1999 to the Company's stockholders of record on March 1, 1999, this Prospectus Supplement updates certain information contained in the "Selling Stockholders" section of the Prospectus. Except for information in this Prospectus Supplement, reference should be made to the accompanying Prospectus dated June 29, 1998 and the information incorporated therein by reference.

     The following table amends the information set forth in the table in the "Selling Stockholders" section of the Prospectus as follows:



                      Number and Percentage         Number of Shares
                      of Shares Beneficially        Offered Pursuant
Selling Stockholders  Owned Prior to Offering(1)    to this Prospectus
--------------------  --------------------------    ------------------
                      Number          Percent(2)
                      ------          ----------
Alan M. Trager        339,837           2.2%             312,146

Carla E. Dearing       41,361             *                37,990

*        Less than 1%.

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.
(2) Based upon 13,383,098 shares of Common Stock outstanding as of June 22, 1998, such number being the actual number of shares outstanding as of such date multiplied by two to reflect the Share Dividend of the Company.

                                      S-2